UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 27, 2006

                                ----------------

                             Digital Recorders, Inc.
             (Exact Name of Registrant as Specified in Its Charter)



          North Carolina             1-13408                56-1362926
  (State or Other Jurisdiction     (Commission            (IRS Employer
        of Incorporation)          File Number)         Identification No.)


                5949 Sherry Lane, Suite 1050, Dallas, Texas 75225
               (Address of Principal Executive Offices) (Zip Code)

   Registrant's Telephone Number, Including Area Code       (214) 378-8992


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On March 27, 2006, Digital Recorders, Inc. received notice from Nuria I. Fernandez, a member of the Company's Board of Directors and Chairperson of the Board's Technology Committee since May 2004, that effectively immediately, she would no longer be able to serve on the Company's Board of Directors. Ms. Fernandez has accepted a position serving as Chicago's Commissioner of the Department of Aviation, a post responsible for the operation of O'Hare and Midway International Airports. In this new post she is precluded from serving on private enterprise Boards in compensated positions such as that of the Company.

     The Company will miss working with Ms. Fernandez, but wishes her well in her new position. The Corporate Governance and Nominating Committee will recommend to the Board of Directors that the vacant Board position not be filled at this time.


Signature(s)

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DIGITAL RECORDERS, INC.

Date: March 28, 2006                   By:   /s/ DAVID N. PILOTTE
                                           -------------------------------------
                                             David N. Pilotte
                                             Chief Financial Officer